Exhibit 99.1

For Immediate Release

Nara Bancorp Renews Chief Executive Officer’s Employment Contract

LOS ANGELES—October 5, 2009—Nara Bancorp, Inc. (Nasdaq: NARA) today announced a three year renewal of the employment contract for Ms. Min Kim, President and Chief Executive Officer. Ms. Min. Kim, 49, has served as President and CEO of Nara Bancorp, Inc. (“Company”) and its wholly owned subsidiary, Nara Bank, since November 27, 2006.

“I am very proud to continue to serve as CEO of Nara Bancorp,” said Ms. Kim. “It has been my privilege to work with the many talented Nara employees and directors, and I look forward to the exciting opportunities ahead.”

The renewal includes the following provisions. Ms. Kim will receive an annual base salary of $350,000. On November 27, 2009, Ms. Kim shall be granted 40,000 performance units representing 40,000 shares of Common Stock of Company vesting over three (3) years, 1/3 annually on each anniversary of the grant date. In compliance with Security Purchase Agreement under the Emergency Economic Stabilization Act of 2008 (“EESA”), as modified by the American Recovery and Reinvestment Act of 2009, the renewal does not provide for annual cash bonuses, change in control payments or severance. These matters shall be reconsidered by the Company’s Board of Directors, in its sole discretion, upon repayment of the Troubled Asset Relief Program capital and the Company’s satisfaction of all terms and conditions of the EESA Capital Purchase Plan.

Ms. Kim has more than 25 years of experience working for financial institutions serving the Korean-American community. Prior to joining Nara Bancorp, Ms. Kim worked for Hanmi Bank for almost 10 years in a variety of capacities including Vice President, Lending Officer and Branch Manager. Ms. Kim has a Bachelor of Science degree in Business Administration from the University of Southern California.

About Nara Bancorp, Inc.

Nara Bancorp, Inc. is the parent company of Nara Bank, which was founded in 1989. Nara Bank is a full-service community bank headquartered in Los Angeles, with 22 branches and 1 loan production offices in the United States. Nara Bank operates full-service branches in California, New York and New Jersey, with a loan production office in Texas. Nara Bank was founded specifically to serve the needs of Korean-Americans, one of the fastest-growing Asian ethnic communities over the past decade. Presently, Nara Bank serves a diverse group of customers mirroring its communities. Nara Bank specializes in core business banking products for small and medium-sized companies, with emphasis in commercial real estate and business lending, SBA lending and international trade financing. Nara Bank is a member of the FDIC and is an Equal Opportunity Lender. For more information on Nara Bank, visit our website at www.narabank.com. Nara Bancorp, Inc. stock is listed on NASDAQ under the symbol “NARA.”

Forward-Looking Statements

This press release contains forward-looking statements including statements about future operations and projected full-year financial results that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward looking statements, including, but not limited to economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services, and pricing. Readers should carefully review the risk factors and the information that could materially affect the Company’s financial results and business, described in documents the Company files from time to time with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and Annual Reports on Form 10-K, and particularly the discussion of business considerations and certain factors that may affect results of operations and stock price set forth therein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

CONTACT:	Financial Relations Board
George Zagoudis
312-640-6663